                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

         AGREEMENT, dated April 15, 1999 (this "Agreement"), between BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC., a Delaware corporation (the "Company"), and the purchaser identified on the signature pages hereto ("Purchaser").

         WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to Purchaser for an aggregate purchase price of $5,000,000, an aggregate of 50,000 shares, $100.00 par value per share, of Series A Cumulative Senior Preferred Stock of the Company ("Series A Stock") and a warrant (the "Warrant") representing the right to purchase an aggregate number of shares of the Common Stock of the Company equal to the nearest whole number resulting from the division of $5,000,000 by the greater of (i) $4.00, or (ii) 122% of the average closing price on the American Stock Exchange of a share of Common Stock of the Company for the thirty calendar days immediately preceding the Closing Date;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

         1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Affiliate" shall mean (i) any entity which directly or indirectly controls, is controlled by or is under common control with another entity, or
(ii) any officer, director, employee, or general or limited partner of any such entity.

         "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

         "Board of Directors" means the Board of Directors of the Company.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Texas are authorized or required by law or executive order to close.

         "By-laws" means the by-laws of the Company as in effect as of the Closing Date substantially in the form attached hereto as Exhibit A-2.

         "Capital Lease Obligations" of any Person shall mean, as of the date of determination, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be

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the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

         "Certificate of Designation" means the Certificate of Designation of Rights and Preferences relating to the Series A Cumulative Senior Preferred Stock with respect to the Purchased Shares adopted by the Board of Directors and filed with the Secretary of State of the State of Delaware on or before the Closing Date substantially in the form attached hereto as Exhibit B.

         "Claims" has the meaning set forth in Section 3.5 of this Agreement.

         "Closing" has the meaning set forth in Section 2.3 of this Agreement.

         "Closing Date" has the meaning set forth in Section 2.3 of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

         "Commission" means the Securities and Exchange Commission or any similar agency having jurisdiction to enforce the Securities Act.

         "Common Stock" means Common Stock, .00001 par value per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

         "Company" has the meaning assigned to such term in the recitals to this Agreement.

         "Condition of the Company" means the assets, business, operations or financial condition of the Company and its consolidated subsidiaries, taken as a whole.

         "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of a Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

         "Contractual Obligations" means as to any Person, any provision of any security issued by such Person or of any written agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.




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         "Defined Benefit Plan" means a defined benefit plan within the meaning of Section 3(35) of ERISA or Section 414(j) of the Code, whether funded or unfunded, qualified or nonqualified (whether or not subject to ERISA or the Code).

         "Environmental Laws" means federal, state and local laws, principles of common law, civil law, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any Person that is treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "Financial Statements" has the meaning set forth in Section 3.9.

         "Letter Agreement" means the Letter Agreement substantially in the form attached hereto as Exhibit F.

         "GAAP" means generally accepted accounting principles in effect from time to time.

         "Governmental Authority" means the federal, state or city government in the United States or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Indebtedness" means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation of such Person.


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         "Liabilities" has the meaning set forth in Section 3.17 of this
Agreement.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person).

         "Orders" has the meaning set forth in Section 3.2 of this Agreement.

         "Patents" means any United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

         "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "Purchased Shares" has the meaning set forth in Section 2.1 of this Agreement.

         "Registration Rights Agreement" means the Registration Rights Agreement substantially in the form attached hereto as Exhibit D.

         "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, license or franchise of the United States or determination of an arbitrator, a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

         "Restated Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company, as the same may have been amended and as in effect as of the Closing Date substantially in the form attached hereto as Exhibit A-1.

         "Securities" means the Purchased Shares, the Warrant and the shares of Common Stock issuable upon the exercise of the Warrant.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "Subsidiaries" means, as to any Person, a corporation, partnership, limited liability company or other entity of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person.


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         "Taxes" has the meaning set forth in Section 3.10 of this Agreement.

         "Trade Secrets" means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

         "Transaction Documents" means collectively, this Agreement, the Participation Rights Agreement, the Warrant, the Registration Rights Agreement, and the Letter Agreement.

         "Warrant" has the meaning assigned to such term in the recitals to this Agreement.

         1.2 Accounting Terms; Financial Statements. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.

         1.3 Knowledge of the Company. All references to knowledge of the Company shall mean the actual knowledge of the acting Chief Executive Officer, President, Vice President or Chief Financial Officer thereof after reasonable inquiry.


                                   ARTICLE 2

                PURCHASE AND SALE OF PREFERRED STOCK AND WARRANT

         2.1 Purchase and Sale of Preferred Stock and Warrant. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to Purchaser, and Purchaser agrees that it does hereby Subscribe for and will purchase from the Company, on the Closing Date, the number of shares of Series A Stock for the aggregate purchase price set forth opposite Purchaser's name on
Schedule 2 hereto (all of the shares of such Preferred Stock being purchased pursuant hereto being referred to herein as the "Purchased Shares") and the Warrant, substantially in the form of Exhibit E hereto.

         2.2 Use of Proceeds. The Company shall use the proceeds from the sale of the Purchased Shares and Warrant to provide for acquisitions of assets or businesses, ongoing working capital and capital spending needs of the Company, and to pay for the costs of this transaction as contemplated in this Agreement.

         2.3 Closing. The closing of the sale and purchase of the Purchased Shares and Warrant (the "Closing") shall take place at the offices of Brown, Parker & Leahy, L.L.P. at 10:00 a.m., local time, on April 15, 1999, or at such other time, place and date that the Company and Purchaser may agree in writing (the "Closing Date"). On the Closing Date, the Company shall deliver to Purchaser stock certificates representing the Purchased Shares and an executed copy of the Warrant against



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delivery by Purchaser to the Company of the purchase price therefor by wire transfer of immediately available funds.


                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Purchaser as follows:

         3.1 Corporate Existence and Power. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in the United States in which it is currently engaged; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in the United States to which its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent the failure to do so would not have a material adverse effect on the Condition of the Company; and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents.

         3.2 Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated herein and therein, including, without limitation, the sale, issuance and delivery of the Purchased Shares and the Warrant, (a) have been duly authorized by all necessary corporate action by the Company; (b) do not contravene the terms of the Restated Certificate of Incorporation or the By-laws, or any amendment thereof; (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company, or any Requirement of Law applicable to the Company; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company. The Company has not previously entered into any Contractual Obligation which is currently in effect or by which it is currently bound, granting any rights to any Person which are inconsistent with the rights to be granted by the Company in this Agreement and each of the other Transaction Documents.

         3.3 Governmental Authorization; Third Party Consents. Except as set forth in Schedule 3.3, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Shares and the Warrant) by, or enforcement against the Company of this Agreement and the other Transaction Documents or the transactions contemplated herein and therein.

         3.4 Binding Effect. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company, and assuming the accuracy of the representations and warranties of each Purchaser as set forth herein constitute the legal, valid and binding obligations



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of the Company enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         3.5 Litigation. Except as set forth on Schedule 3.5, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company which if adversely determined have a material adverse effect upon (i) the Condition of the Company or (ii) the ability of the Company to perform its obligations under this Agreement and the other Transaction Documents. The Company has not received written notice of any Order and, to the knowledge of the Company, no Order has been issued by any court or other Governmental Authority against the Company purporting to enjoin or restrain the execution, delivery or performance of this Agreement by the Company or any of the other Transaction Documents to which it is a party.

         3.6 Compliance with Laws.

                  (a) The Company is in compliance in all material respects, with all Requirements of Law and all Orders issued by any court or Governmental Authority other than Environmental Laws which are specifically covered by
Section 3.19 hereof.

                  (b) The Company has all licenses, permits, orders and approvals of any Governmental Authority (collectively, "Permits") that are material to the conduct of its business; to the knowledge of the Company, such Permits are in full force and effect; and no violations are or have been recorded in respect of any Permit.

                  (c) To the knowledge of the Company, no material expenditure is presently required by the Company to comply with any existing Requirement of Law or Order.

         3.7 Capitalization. On the Closing Date, after giving effect to the transactions contemplated in this Agreement, the authorized capital stock of the Company will consist of (a) 50,000,000 shares of Common Stock of which 33,415,517 shares will be issued and outstanding and (b) 5,000,000 shares of Preferred Stock, of which (i) 150,000 shares have been designated as Series A Cumulative Convertible Preferred Stock, of which 50,000 shares will be issued and outstanding to Purchaser and (ii) 450,000 shares have been designated as 10% Junior Redeemable Convertible Preferred Stock ("Junior Preferred Stock"), of which 122,000 shares are issued and outstanding. Schedule 3.7(a) sets forth all outstanding options, warrants, conversion privileges, or other rights to purchase or otherwise acquire any authorized but unissued shares of capital stock (collectively, "Options") of the Company. The Company has reserved the number of shares of Common Stock issuable upon the exercise of the Warrant. The Purchased Shares and the Warrant are duly authorized, and, assuming the accuracy of the representations and warranties of Purchaser set forth in
Article 4, when issued and sold to Purchaser after payment therefor, such shares and warrant and any Common Stock issuable upon the exercise of the Warrant will be validly issued, fully paid and nonassessable and will be issued in compliance with the requirements of all applicable federal securities laws.



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         3.8 No Default or Breach; Contractual Obligations. Except as set forth in Schedule 3.8, the Company has not received written notice of, and is not in default under, or with respect to, any Contractual Obligation in any respect, which, individually or together with all such defaults, could have a material adverse effect on (i) the Condition of the Company or (ii) the ability of the Company to perform its obligations under this Agreement or the other
Transaction Documents to which it is a party. Schedule 3.8 lists all of the Contractual Obligations to which the Company is a party, whether written, other than this Agreement and the other Transaction Documents, which involve an amount in excess of $250,000 or which are otherwise material to the Condition of the Company. All of such Contractual Obligations are valid, in full force and effect and binding upon the Company.

         3.9 Financial Statements. The Company has delivered to Purchaser the audited financial statements of the Company (balance sheet and statements of operations, cash flows and stockholders' equity, together with the notes thereto) for the six month transition period ended December 31, 1997 and the year ended December 31, 1998 (collectively referred to as the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial position, operating results and cash flows of the Company as of the respective dates and for the respective periods indicated.

         3.10 Taxes. The Company has (i) paid all federal, state, county, local, and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income (hereinafter, "Taxes" or, individually, a "Tax") which have come due and are required to be paid by it through the date hereof, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes, except for such taxes which are being contested in good faith through appropriate proceedings and as to which a reserve has been established in the Financial Statements; (ii) timely filed returns for Taxes that it is required to file on and through the date hereof; and (iii) with respect to all Tax returns of the Company, (x) except as set forth in Schedule 3.10, to the knowledge of the Company, there is no unassessed tax deficiency proposed or threatened against the Company and (y) except as set forth in Schedule 3.10, no audit is in progress and no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (iv) except as set forth in Schedule 3.10, the Company has not agreed to, or is required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting methods or otherwise; (v) all provisions for income and other Tax liabilities of the Company with respect to the Financial Statements have been made in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company attributable to periods prior to the date hereof have been adequately provided for on the Financial Statements.

         3.11 No Material Adverse Change; Ordinary Course of Business. Since December 31, 1998, there has not been any material adverse change in the Condition of the Company. Except as set forth on Schedule 3.11, since December 31, 1998, the Company has not participated in any transaction or otherwise acted outside the ordinary course of its business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its shareholders, except out of the earnings of the Company.



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         3.12 Investment Company. The Company is not an "investment company"
within the meaning of the Investment Company Act of 1940, as amended.

         3.13 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Shares and the Warrant. Assuming the accuracy of the representations and warranties of Purchaser as set forth in this Agreement and the other Transaction Documents, no registration of the Purchased Shares and the Warrant, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Purchased Shares and the Warrant.

         3.14 Labor Relations. (a) The Company has not engaged in any unfair labor practice; (b) there is (i) no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the knowledge of the Company, threatened against the Company, and (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company; (c) the Company is not a party to any collective bargaining agreement or contract; (d) to the knowledge of the Company, no union organizing activities are taking place with regard to the employees of the Company.

         3.15 Employee Benefit Plans. To the knowledge of the Company, the Company has not incurred any actual or contingent, direct or indirect, liability in respect of any employee benefit plan or arrangement, including any plan subject to ERISA, other than to administer and make contributions under or pay benefits pursuant to the plans listed on Schedule 3.15 (collectively, the "Plans"). All of the Plans are in compliance with all applicable Requirements of Law except to the extent that noncompliance with such Requirements of Law would not have a material adverse effect on the Condition of the Company. No Plan (a) is subject to Title IV of ERISA, or is otherwise a Defined Benefit Plan, or is a multiple employer plan (within the meaning of Section 413(c) of the Code); or (b) provides for post-retirement welfare benefits or a "parachute payment" (within the meaning of Section 280G(b) of the Code). The execution and delivery of this Agreement and each of the other Transaction Documents, the purchase and sale of the Purchased Shares and the Warrant and the consummation of the transactions contemplated herein and therein will not result in any prohibited transaction by the Company within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         3.16 Title to Assets. Except as set forth on Schedule 3.16, the Company owns and has good title to all of its properties and assets used in its business and reflected as owned on the Financial Statements or so described in any Schedule hereto (collectively, the "Assets"), in each case free and clear of all Liens, except for (a) Liens specifically described on the notes to the Financial Statements or (b) Liens on Assets which would not have a material adverse effect on the Condition of the Company.

         3.17 Liabilities. Except as set forth on Schedule 3.17, the Company does not have any material obligation or liability ("Liabilities") other than
(i) Liabilities fully and adequately reflected or reserved against on the Financial Statements, (ii) Liabilities not required by GAAP to be set forth on the Financial Statements and (iii) Liabilities incurred since December 31, 1998, in the ordinary course of business.


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         3.18 Insurance. Schedule 3.18 sets forth insurance maintained by the
Company with insurance companies or associations in such amounts and covering such risks as are in the opinion of management of the Company usually and customarily carried by Persons engaged in the business conducted by the Company. None of such policies will be affected by, or terminate or lapse by reason of, any transaction contemplated in this Agreement or any of the other Transaction Documents.

         3.19 Environmental Matters. To the knowledge of the Company, the Company is and has been in compliance with all applicable Environmental Laws, except to the extent that the failure to comply with such Environmental Laws would not have a material adverse effect on the Condition of the Company. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of the Company, threatened against the Company pursuant to Environmental Laws which may be expected to result in a fine, penalty or other obligation, cost or expense that may have a material adverse affect on the Condition of the Company; and, to the knowledge of the Company, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which may prevent compliance with, or which have given rise to or will give rise to liability under, Environmental Laws that may have a material adverse affect on the Condition of the Company.

         3.20 Broker's, Finder's or Similar Fees. Except as set forth on
Schedule 3.20 there are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated in this Agreement or the other Transaction Documents or based on any agreement, arrangement or understanding to which the Company is a party.


                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to the Company as follows:

         4.1 Existence and Power. Purchaser is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation, and has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

         4.2 Authorization; No Contravention. The execution, delivery and performance by Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated herein and therein, including, without limitation, the purchase of the Purchased Shares and the Warrant, (a) have been duly authorized by all necessary corporate action by Purchaser; (b) do not contravene the terms of Purchaser's organizational documents, or any amendment thereof; (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of Purchaser, or any Requirement of Law applicable to Purchaser; and (d) do not violate any judgment, writ, award, decree or Order of any Governmental Authority against or binding upon Purchaser.



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

         4.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person with respect to any Requirement of Law, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares and the Warrant) by, or enforcement against, Purchaser of this Agreement and each of the other Transaction Documents to which Purchaser is a party or the transactions contemplated herein and therein.

         4.4 Binding Effect. This Agreement and each of the other Transaction Documents to which Purchaser is a party have been duly executed and delivered by Purchaser and constitute the legal, valid and binding obligations of Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         4.5 Purchase for Own Account. The Purchased Shares and the Warrant to be acquired by Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Shares or Warrant or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares or Warrant under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of Purchaser's property being at all times within its control. If Purchaser should in the future decide to dispose of any of the Purchased Shares or the Warrant, Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Purchased Shares, the Warrant and upon shares of Common Stock issuable upon the exercise of the Warrant in substantially the following form:


         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SHARES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS AND THE DELIVERY TO THE COMPANY OF A WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         4.6 Restricted Securities. Purchaser understands that the Purchased Shares and the Warrant will not be registered at the time of their issuance under the Securities Act by reason of an exemption thereupon pursuant to
Section 4(2) of the Securities Act and that the reliance of the

Company on such exemption is predicated in part on Purchaser's representations set forth herein. Purchaser represents that it is experienced in evaluating companies such as the Company and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment. Purchaser further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and the Company and to obtain additional information to Purchaser's satisfaction.

         4.7 Accredited Investor Status. Purchaser is an "accredited investor" (as such term is defined in Regulation D promulgated under the Securities Act).

         4.8 Source of Funds. No part of the funds to be used by Purchaser to pay the purchase price of the Purchased Shares and the Warrant purchased hereunder constitutes "plan assets". The Term "plan assets" shall have the meaning specified under ERISA, including Department of Labor Regulation Section 2510.3-101.

         4.9 Litigation. There are no Claims pending or, to the knowledge of Purchaser, threatened, at law, in equity, in arbitration or before any Governmental Authority against Purchaser which would, if adversely determined, have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or any of the other Transaction Documents. No Order has been issued by any court or other Governmental Authority against Purchaser purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

         4.10 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by Purchaser in connection with the transactions contemplated in this Agreement or the other Transaction Documents, or based on any agreement, arrangement or understanding to which Purchaser is a party or any action taken by Purchaser.


                                   ARTICLE 5

               CONDITIONS TO THE OBLIGATION OF PURCHASER TO CLOSE

         The obligation of Purchaser to purchase the Purchased Shares and the Warrant, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, Purchaser of the following conditions on or before the Closing Date.

         5.1 Representations and Warranties. The representations and warranties of the Company contained in Article 3 hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date.

         5.2 Compliance with this Agreement. The Company shall have performed and complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by the Company on or before the Closing Date.

         5.3 Secretary's Certificate. Purchaser shall have received a certificate from the Company, in form and substance satisfactory to Purchaser, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the attached copies of the Restated Certificate of Incorporation, the By-laws and resolutions of the Board of Directors of the Company approving this Agreement and each of the other Transaction Documents to which the Company is a party and the transactions contemplated herein and therein, are all true, complete and correct and remain unamended and in full force and effect and (b) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of the Company.

         5.4 Officer's Certificate. Purchaser shall have received a certificate from the Company, in form and substance satisfactory to Purchaser, dated the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of the Company, certifying that (a) the representations and warranties of the Company contained in Article 3 hereof are true and correct in all material respects at and on the Closing Date and (b) the Company has performed and complied in all material respects with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by it on or before the Closing Date.

         5.5 Documents. Purchaser shall have received true, complete and correct copies of such documents as they may reasonably request in connection with or relating to the sale of the Purchased Shares and the Warrant, and the transactions contemplated herein, all in form and substance reasonably satisfactory to Purchaser.

         5.6 Filing of Certificate of Designations. The Certificate of Designations shall have been duly filed by the Company with the Secretary of State of the State of Delaware in accordance with the appropriate provisions of the Delaware General Corporation Law.

         5.7 Purchased Shares. The Company shall have delivered to Purchaser certificates in definitive form representing the number of Purchased Shares set forth opposite Purchaser's name on Schedule 2 hereto, registered in the name of Purchaser.

         5.8 Warrant. The Company shall have duly executed and delivered to Purchaser the Warrant, substantially in the form attached hereto as Exhibit E.

         5.9 Participation Rights Agreement. The Shareholders shall have duly executed and delivered the Participation Rights Agreement, substantially in the form attached hereto as Exhibit C.

         5.10 Registration Rights Agreement. The Company shall have duly executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as Exhibit D.

         5.11 Letter Agreement. The Company shall have, and shall have caused IWC Services, Inc. to, duly execute and deliver the Letter Agreement, substantially in the form attached hereto as Exhibit F.

         5.12 Opinion of Counsel. Purchaser shall have received an opinion of Brown, Parker & Leahy, L.L.P, corporate counsel to the Company, dated the Closing Date, in form and substance satisfactory to Purchaser.

         5.13 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons required in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company which are necessary in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, and Purchaser shall have been furnished with appropriate evidence thereof.

         5.14 No Material Judgment or Order. There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the reasonable judgment of Purchaser, would prohibit the purchase of the Purchased Shares and the Warrant or subject Purchaser to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Purchased Shares and the Warrant were to be purchased hereunder.

         5.15 No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company which would, if adversely determined, (a) have a material adverse effect on the Condition of the Company or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or each of the other Transaction Documents.

         5.16 No Material Adverse Change. Since the date hereof, there shall have been no material adverse change in the Condition of the Company.


                                   ARTICLE 6

              CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE

         The obligation of the Company to issue and sell the Purchased Shares and the Warrant and the obligation of the Company to perform its other obligations hereunder, shall be subject to the satisfaction as determined by, or written waiver by, the Company of the following conditions on or before the Closing Date:

         6.1 Representations and Warranties. The representations and warranties of Purchaser contained in Article 4 hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date.

         6.2 Compliance with this Agreement. Purchaser shall have performed and complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by Purchaser on or before the Closing Date.

         6.3 Certificates. The Company shall have received a certificate from a duly authorized officer or representative of Purchaser, in form and substance satisfactory to the Company, dated the

Closing Date and signed by such officer or representative, certifying that (a) the representations and warranties of Purchaser contained in Article 4 hereof are true and correct in all material respects at and on the Closing Date. Purchaser has performed and complied in all material respects with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by such Purchaser on or before the Closing Date, and (b) that the officer(s) or representatives signing this Agreement and the other Transaction Documents and such certificate, has the authority to execute and deliver such documents on behalf of, and to thereby legally obligate thereunder, Purchaser.

         6.4 Payment of Purchase Price. The Company shall have received the aggregate purchase price for the Purchased Shares and the Warrant.

         6.5 Participation Rights Agreement. Purchaser shall have duly executed and delivered the Participation Rights Agreement, substantially in the form attached hereto as Exhibit C.

         6.6 Registration Agreement. Purchaser shall have duly executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as Exhibit D.

         6.7 Letter Agreement. Purchaser shall have duly executed and delivered the Letter Agreement, substantially in the form attached hereto as Exhibit F.

         6.8 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons required in respect of all Requirements of Law and with respect to those Contractual Obligations of Purchaser which are necessary in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

         6.9 No Material Judgment or Order. There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the reasonable judgment of the Company, would prohibit the sale of the Purchased Shares and the Warrant or subject the Company to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Purchased Shares and the Warrant were to be sold hereunder.

         6.10 No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against Purchaser which would, if adversely determined, have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or any of the other Transaction Documents to which it is a party.

                                   ARTICLE 7

                                INDEMNIFICATION

         7.1 Company Indemnification. Except as otherwise provided in this
Article 7, the Company agrees to indemnify, defend and hold harmless Purchaser and its Affiliates (each, a "Purchaser Indemnified Party") to the fullest extent permitted by law from and against any and all losses, Claims, or written threats thereof, damages, expenses (including reasonable out of pocket fees, disbursements and other charges of counsel incurred by the Purchaser Indemnified Party in any action between the Company and a Purchaser Indemnified Party or between a Purchaser Indemnified Party and any third party or otherwise) or other liabilities (collectively, "Losses") resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Company in this Agreement or the other Transaction Documents; provided, however, that the Company shall not be liable under this Section 7.1 to a Purchaser Indemnified Party to the extent that it is finally judicially determined that such Losses resulted or arose from the breach by such Purchaser Indemnified Party of any representation, warranty, covenant or other agreement of such Purchaser Indemnified Party contained in this Agreement or the other Transaction Documents; and provided further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws and the provisions of this Agreement. In connection with the obligation of the Company to indemnify a Purchaser Indemnified Party for expenses as set forth above and subject to the limitations set forth in Section 7.3 and 7.4, the Company shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each such Purchaser Indemnified Party for all such expenses (including reasonable out of pocket fees, disbursements and other charges of counsel incurred by the Purchaser Indemnified Party) as they are incurred by such Indemnified Party.

         7.2 Purchaser Indemnification. Except as otherwise provided in this
Article 7, Purchaser agrees to indemnify, defend and hold harmless the Company and its Affiliates (each, a "Company Indemnified Party") to the fullest extent permitted by law from and against any and all losses, Claims, or written threats thereof, damages, expenses (including reasonable out of pocket fees, disbursements and other charges of counsel incurred by the Company Indemnified Party in any action between Purchaser and a Company Indemnified Party or between a Company Indemnified Party and any third party (including, without limitation, any other Purchaser) or otherwise or other liabilities (collectively, "Losses") resulting from or arising out of any breach of any representation or warranty, covenant or agreement by Purchaser in this Agreement or the other Transaction Documents; provided, however, that Purchaser shall not be liable under this Section 7.1 to a Company Indemnified Party to the extent that it is finally judicially determined that such Losses resulted or arose from the breach by such Company Indemnified Party of any representation, warranty, covenant or other agreement of such Company Indemnified Party contained in this Agreement or the other Transaction Documents; and provided further, that if and to the extent that such indemnification is unenforceable for any reason, Purchaser shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws and the provisions of this Agreement. In connection with the obligation of Purchaser to indemnify a Company Indemnified Party for expenses as set forth above and subject to the limitations set forth in Section 7.3 and 7.4, Purchaser shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each such Company Indemnified Party for all such expenses (including reasonable out of pocket fees, disbursements and other charges of counsel incurred by the Company Indemnified Party) as they are incurred by such Indemnified Party.

         7.3 Notification. Each Purchaser Indemnified Party or Company Indemnified Party (each an "Indemnified Party") shall, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought under this Article 7, notify the Company or Purchaser, as the case may be (each an "Indemnifying Party") in writing of the commencement thereof. The omission of any Indemnified Party to so notify an Indemnifying Party of any such action shall not relieve an Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article 7 or (b) under this Article 7 unless, and only to the extent that, such omission results in an Indemnifying Party's forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party, and it shall notify an Indemnifying Party of the commencement thereof, an Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any action, claim or proceeding in which both an Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between an Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall not be obligated to reimburse the Indemnified Parties for such fees and expenses incurred in any action solely between an Indemnifying Party and the Indemnified Parties (x) before the final resolution or disposition of such action, claim or proceeding and (y) with respect to actions, investigations, claims or proceedings in which the Indemnifying Party prevails. Each Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. An Indemnifying Party shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without the written consent of such Indemnifying Party, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article 7 should restrict or limit any rights that any Indemnified Party may have to seek equitable relief. Notwithstanding any provision herein to the contrary, no claim may be made pursuant to this Article 7 may be made, nor any action or proceeding may be brought, with respect to the breach of representation, warranties, covenants or agreements of a party in this Agreement or any other Transaction Agreement unless written notice thereof, setting forth in reasonable detail the claimed breach, shall have been delivered to the Indemnifying Party alleged to have breached such representation, warranty, covenant or agreement prior to the expiration of the survival time set forth for such representation, warranty, covenant or agreement in Section 9.1.

         7.4 Limitation on Indemnification. No claim shall be made by an Indemnified Party until such time as the aggregate amount of all Losses of such Indemnified exceeds $500,000 (but thereafter there shall be indemnification for such $500,000 and for all Losses subsequently chargeable to such Indemnified Party as provided in this Article 7); provided, that this Section 7.4 shall not apply to (i) the obligations of the Company to deliver the Purchased Shares and the Warrant to Purchaser or (ii) the obligations of Purchaser to deliver the purchase price for the Purchased Shares and the Warrant.


                                   ARTICLE 8

                             POST CLOSING COVENANTS

         8.1 Redemption of Junior Preferred Stock. The Company covenants and agrees that it shall redeem in full all shares of Junior Preferred Stock on or before August 31, 1999, and shall not reissue such shares so long as any shares of Series A Stock held by Purchaser remain outstanding.


                                   ARTICLE 9

                            TERMINATION OF AGREEMENT

         9.1 Termination. This Agreement may be terminated prior to the Closing as follows:

                  (a) at any time on or prior to the Closing Date, by mutual written consent of the Company and Purchaser; or

                  (b) at the election of the Company or Purchaser by written notice to the other parties hereto after 5:00 p.m., Houston, Texas time on April 30, 1999, if the transactions contemplated in this Agreement shall not have been consummated pursuant hereto unless such date is extended by the mutual written consent of the Company and Purchaser.

If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2.

         9.2 Survival. If this Agreement is terminated and the transactions contemplated herein are not consummated as described above, this Agreement shall become void and of no further force and effect; provided, however, that none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 9.1(a) or 9.1(b); provided further, that none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages resulting from a termination of this Agreement pursuant to Article 9.

                                   ARTICLE 10

                                 MISCELLANEOUS

         10.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the first anniversary of the Closing Date.

         10.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery to the addresses set forth on the signature pages hereto.

         All such notices and communications: shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

         10.3 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and any restrictions set forth in this Agreement and the other Transaction Documents, Purchaser may assign any of its rights under any of the Transaction Documents to any of its Affiliates. The Company may not assign any rights under this Agreement without the written consent of Purchaser. Except as provided in
Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

         10.4     Amendment and Waiver.

                  (a) No failure or delay on the part of the Company or Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or Purchaser at law, in equity or otherwise.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or Purchaser from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and Purchaser, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         10.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         10.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         10.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         10.8 JURISDICTION; VENUE. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURTS LOCATED IN THE CITY OF HOUSTON, TEXAS OR ANY COURT OF THE STATE OF TEXAS LOCATED IN THE CITY OF HOUSTON, TEXAS IN ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURTS (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS
SECTION 10.8 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF TEXAS OTHER THAN FOR SUCH PURPOSE. THE PARTIES HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION, SUIT OR PROCEEDING.

         10.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         10.10 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

         10.11 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

         10.12 Fees. Each of the Parties to this Agreement shall pay its or their own expenses, including, without limitation, the expenses of its or their own counsel, investment bankers and accountants, incurred in connection with the preparation, execution and delivery of this Agreement and the other agreements and documents referred to herein and the consummation of the transactions contemplated herein and therein.

         10.13 Confidentiality. (i) Any information that is provided by the Company to Purchaser regarding the business, technology and affairs of the Company (including, without limitation, the existence of this Agreement, the other Transaction Documents and the transactions set forth herein and therein) shall not be used by Purchaser for any purpose other than in connection with its ownership of the Purchased Shares and the Warrant and the exercise of its rights under this Agreement and the other Transaction Documents and shall be kept confidential by Purchaser except to the extent: (i) disclosure of such information is required by a court or administrative agency; (ii) disclosure of such information, in the written opinion of counsel for Purchaser, is necessary or advisable in connection with any suit, directly or indirectly, involving or potentially involving Purchaser and arising out of, based upon, relating to or involving this Agreement or any of the Transaction Documents; provided, however, that Purchaser shall use its best efforts to ensure that any Persons receiving such information accord such information confidential treatment; and provided further that any disclosure shall be made only upon prior written notice to the Company; (iii) such information was available to Purchaser on a non-confidential basis prior to its disclosure in connection with this Agreement and the other Transaction Documents; (iv) such information is revealed to Affiliates, agents or representatives of Purchaser who need to know such information for the purpose of considering an investment in the Purchased Shares and the Warrant and are informed by Purchaser of the confidentiality obligations with respect to such information and who agree to be bound by the terms and conditions of this Section 10.13, or (xi) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard the confidentiality thereof by Purchaser. Purchaser further agrees that it shall, upon learning that disclosure of any confidential information of the Company is sought in a court of competent jurisdiction or otherwise required by law, give prompt notice to the Company and allow the Company at the Company's expense to undertake appropriate action to prevent disclosure of the information deemed confidential.

         (ii) Except as may be required by applicable law or the rules of any securities exchange or market on which shares of the Company are traded, the Company agrees that it will not issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement, the transactions contemplated herein or with respect to Purchaser, without prior approval by Purchaser; provided, however, that nothing in this Agreement shall restrict the Company from disclosing information (a) that is already publicly available, (b) that was known to the Company on a non-confidential basis prior to its disclosure by Purchaser, (c) that is required, upon written opinion of counsel to the Company, to be disclosed in response to any summons or subpoena or in connection with any litigation involving the Company, provided that the Company will use reasonable efforts to notify Purchaser in advance of such disclosure so as to permit Purchaser to seek a protective order or otherwise contest such disclosure, and the Company will use reasonable efforts to cooperate, at the expense of Purchaser, with Purchaser in pursuing any such protective order, (d) to the extent necessary, in the written opinion of counsel to the Company, to comply with any Requirement of Law, (e) to the Company's officers, directors, shareholders, agents, employees, members, partners, controlling persons, auditors or counsel, or (f) to Persons from whom releases, consents or approvals are required, or to whom notice is required to be provided, pursuant to the transactions contemplated in this Agreement and the other Transaction Documents. If any announcement is required by law or the rules of any securities exchange or market to be made by the Company, prior to making such announcement, the Company will deliver a draft of such announcement to Purchaser and shall give Purchaser reasonable opportunity to comment thereon.

         10.14. Trade Secrets. Notwithstanding anything to the contrary contained in this Agreement, Purchaser agrees that it shall not have access to any information which the Company, in its discretion, believes to be in the nature of Trade Secrets of which the disclosure (i) is not in the best interest of the Company, (ii) would have a material adverse effect upon the Condition of the Company, or (iii) is required by law or an agreement with a third party to be kept confidential.

         10.15 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

         10.16 Company Information. So long as Purchaser shall own any shares of Series A Stock, the Company covenants that it will deliver to Purchaser:

                  (i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and consolidated balance sheet of the Company and its subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year; provided, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q or 10-QSB, as the case may be, of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i) with respect to consolidated financial statements if such financial statements are included in such report;

                  (ii) as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its subsidiaries for such year, and a consolidated balance sheet of the Company and its subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, reported on by independent public accountants of recognized national standing selected by the Company; provided, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K or 10-KSB, as the case may be, of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to consolidated financial statements if such financial statements are included in such report;

                  (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission); and

                  (iv) with reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Company or any of its subsidiaries as Purchaser may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, if requested, the Company will deliver to Purchaser an Officer's Certificate certifying compliance by the Company and its subsidiaries with the provisions of paragraph 5 of the Certificate of Designation.

       [Signature page to Preferred Stock and Warrant Purchase Agreement]


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers or representatives hereunto duly authorized on the date first above written.

                                             BOOTS & COOTS INTERNATIONAL WELL
                                             CONTROL, INC.


                                             By:
                                                --------------------------------
                                                Larry H. Ramming, Chairman and
                                                Chief Executive Officer



                                             HALLIBURTON ENERGY SERVICES, INC.

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                                                     SCHEDULE 2

                      Purchased Shares and Purchase Price


                                    Shares of Preferred
                                    Stock Purchased
Purchaser                           From the Company              Purchase Price
---------                           ----------------              --------------
Halliburton Energy Services, Inc.   50,000                        $5,000,000

                [MAROON BELLS CAPITAL PARTNERS, INC. LETTERHEAD]




                                April 11, 2000



Mr. Larry Ramming
Chairman
Boots & Coots Group
777 Oak Post Boulevard, 8th Floor
Houston, TX  77056

Dear Larry:

         We are pleased to offer this Letter of Commitment for the immediate funding of a minimum of $5,000,000 of a $8,000,000 Tranche B Revolver for Boots & Coots International Well Control, Inc., as specified in the attached Summary of Terms, and Side Letter, dated April 11, 2000, subject to the additional term that all accrued interest, at our election, can be converted, on a per share basis, into common stock at the closing bid price on April 11, 2000. We are prepared to act as Placement Agent for up to $8,000,000 of Tranche Funding, based on highly confident indications of interest, to be funded no later than April 28, 2000.

         This commitment is subject to the completion and signing of documentation satisfactory to us, including a Junior Participation Agreement between Comerica Bank - Texas and Maroon Bells Capital Partners, Inc., and a Forbearance Agreement from Comerica.

                                    Sincerely,

                                    MAROON BELLS CAPITAL PARTNERS, INC.

                                    /s/ PAUL A. MOORE

                                    Paul A. Moore
                                    Chairman